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                                                                    Exhibit 23.2

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ____) pertaining to the Company's Amended and Restated Omnibus Stock Plan of our report dated August 25, 1999, with respect to the financial statements and schedule of ACE*COMM Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 1999.



/s/ Ernst & Young LLP

Washington, DC
September 24, 1999


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